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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
CURAGEN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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555 LONG WHARF DRIVE, 11TH FLOOR
NEW HAVEN, CONNECTICUT 06511

April 15, 2002

Dear Shareholder,

        You are cordially invited to attend the 2002 Annual Meeting of Shareholders of CuraGen Corporation to be held at 10:00 a.m. on Wednesday, May 15, 2002 at the Water's Edge Resort, located at 1525 Boston Post Road, Westbrook, Connecticut 06498.

        At the Annual Meeting, you will be asked to elect the Class I Directors of the Company to each serve for a three-year term of office or until their successors are duly elected and qualified. Such other business will be transacted as may properly come before the Annual Meeting.

        We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to promptly mark, sign, date and return the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose, or to vote by telephone or via the Internet, pursuant to the instructions in this Proxy Statement. This will ensure your proper representation at the Annual Meeting.

                      Sincerely,

                      Jonathan M. Rothberg, Ph.D.
                      Chief Executive Officer, President and
                      Chairman of the Board

New Haven, Connecticut
April 15, 2002

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

CURAGEN CORPORATION
555 LONG WHARF DRIVE, 11th FLOOR
NEW HAVEN, CONNECTICUT 06511
(203) 401-3330

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
MAY 15, 2002

To the Shareholders of CuraGen Corporation:

        The Annual Meeting of Shareholders of CuraGen Corporation, a Delaware corporation, will be held at 10:00 a.m. on Wednesday, May 15, 2002 at the Water's Edge Resort, located at 1525 Boston Post Road, Westbrook, Connecticut 06498 for the following purposes:

1.
To elect the Class I Directors to the Board of Directors, to each serve for a three-year term of office or until their successors are duly elected and qualified.

2.
To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

        These items of business are more fully described in the Proxy Statement accompanying this notice. Only Shareholders of record at the close of business on March 28, 2002 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. All Shareholders are invited to attend the Annual Meeting in person. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to promptly mark, sign, date and return the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose, or to vote by telephone or via the Internet, pursuant to the instructions in this Proxy Statement. Any Shareholder attending the Annual Meeting may vote in person even if the Shareholder has previously returned a proxy.

                      By Order of the Board of Directors

                      Director of Financial Management
                      and Secretary

New Haven, Connecticut
April 15, 2002

CURAGEN CORPORATION
TABLE OF CONTENTS

Page #
PROXY STATEMENT	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
PROPOSAL ONE—ELECTION OF DIRECTORS	5
MANAGEMENT	6
Executive Officers and Directors	6
Committees of the Board of Directors	8
Compensation of Directors	8
Compensation Committee Interlocks and Insider Participation	9
EXECUTIVE COMPENSATION	10
Summary Compensation Table	10
Option Grants in Last Fiscal Year	11
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values	12
Employment Agreements, Termination of Employment and Change-in-Control Arrangements	12
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	14
REPORT OF AUDIT COMMITTEE	16
PERFORMANCE GRAPH	17
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18
RELATED TRANSACTIONS	18
AUDITORS	18
SHAREHOLDER PROPOSALS	18
OTHER BUSINESS	19
ANNUAL REPORT ON FORM 10-K	19
MAP AND DIRECTIONS TO WATER'S EDGE RESORT	20

CURAGEN CORPORATION
555 LONG WHARF DRIVE, 11th FLOOR
NEW HAVEN, CONNECTICUT 06511
(203) 401-3330

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

GENERAL

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CuraGen Corporation ("CuraGen" or the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Wednesday, May 15, 2002 at the Water's Edge Resort, located at 1525 Boston Post Road, Westbrook, Connecticut 06498 and any adjournments thereof (the "Meeting").

        Where the Shareholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for Class I Director to the Board of Directors named herein. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Shareholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. Attendance at the Meeting will not by itself constitute the revocation of a proxy.

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. The election of the Class I Directors will be determined by a plurality of the votes cast. Abstentions are counted for purposes of determining the presence or absence of a quorum at the Meeting but will have no effect on the outcome of the vote for the election of Directors. Broker non-votes, if any, will also not have an effect on the outcome of the vote for the election of Directors.

        The close of business on March 28, 2002 has been fixed as the record date for determining the Shareholders entitled to notice of, and to vote at, the Meeting. As of the close of business on March 28, 2002, the Company had 48,850,854 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Shareholders.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of the nominee. The Company will reimburse any such persons for their reasonable out-of-pocket expenses. Instead of submitting proxies by mail on the enclosed proxy card, Shareholders have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company's stock records in your name or in the name of a brokerage firm or bank. Shareholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available.

        The Internet and telephone procedures described below for submitting your proxy are designed to authenticate stockholders' identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. Shareholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the Shareholder.

        Shareholders of record may submit their proxies:

  •
  through the Internet by visiting a website established for that purpose at www.voteproxy.com and following the instructions; or

  •
  by telephone by calling the toll-free number, 1-800-PROXIES, and following the recorded instructions.

        This Proxy Statement and the accompanying proxy card are being mailed on or about April 15, 2002 to all Shareholders entitled to notice of and to vote at the Meeting.

        The Annual Report to Shareholders for the fiscal year ended December 31, 2001 is being mailed to the Shareholders with this Proxy Statement, but does not constitute a part hereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 28, 2002, by (i) each person known by the Company to be the beneficial owner of 5% or more of its outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each executive officer named in the Summary Compensation Table on page 10 hereof and (iv) all Directors and executive officers of the Company as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares owned by them.

Name and Address**	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (1)(2)
Jonathan M. Rothberg, Ph.D. (3)	5,274,134	10.7%
c/o CuraGen Corporation 555 Long Wharf Drive, 11th Floor New Haven, Connecticut 06511
Pequot Capital Management, Inc. (4)	4,593,100	9.4%
500 Nyala Farms Road Westport, Connecticut 06880
Bayer AG (5)	3,112,482	6.4%
D 51368 Leverkeusen Federal Republic of Germany
Janus Capital Corporation (6)	2,459,160	5.0%
100 Fillmore Street Denver, Colorado 80206
David M. Wurzer (7)	224,664	*
Christopher K. McLeod (8)	106,000	*
Thomas F. McCaffery, III	—	*
John E. Murphy	—	*
Ronald M. Cresswell, Ph.D. (9)	8,666	*
Vincent T. DeVita, Jr., M.D. (10)	80,000	*
David R. Ebsworth, Ph.D. (11)	7,166	*
John H. Forsgren (12)	6,666	*
Robert E. Patricelli (13)	243,550	*
All Directors and executive officers as a group (12 persons) (14)(15)	6,156,346	12.4%
*
Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

**
Addresses are given for beneficial owners of 5% or more of the outstanding Common Stock only.

(1)
Shares of Common Stock that an individual or group has the right to acquire within 60 days of March 28, 2002, pursuant to the exercise of options or warrants or pursuant to stock purchase agreements are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)
Percentage of ownership is based on 48,850,854 shares of Common Stock issued and outstanding on March 28, 2002.

(3)
Includes (i) 2,000,000 shares of Common Stock held by a limited partnership of which Dr. Rothberg is the sole general partner and of which the limited partners are trusts in which Dr. Rothberg is the primary beneficiary, (ii) 240,000 shares of Common Stock subject to currently exercisable options, (iii) 5,400 shares of Common Stock held jointly by Dr. Rothberg and his brother, (iv) 400 shares of Common Stock owned by Dr. Rothberg's wife and (v) 28,000 shares of Common Stock subject to currently exercisable options held by Dr. Rothberg's wife.

(4)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002.

(5)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 26, 2001.

(6)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2002.

(7)
Consists of 100,000 shares of Common Stock held and 124,664 shares of Common Stock subject to currently exercisable options.

(8)
Consists of 106,000 shares of Common Stock subject to currently exercisable options.

(9)
Consists of 6,666 shares of Common Stock subject to currently exercisable options and 2,000 shares of Common Stock held jointly by Dr. Cresswell and his wife.

(10)
Consists of 80,000 shares of Common Stock subject to currently exercisable options.

(11)
Consists of 6,666 shares of Common Stock subject to currently exercisable options and 500 shares of Common Stock held.

(12)
Consists of 6,666 shares of Common Stock subject to currently exercisable options.

(13)
Consists of 163,550 shares of Common Stock held and 80,000 shares of Common Stock subject to currently exercisable options.

(14)
Includes 35,500 shares of Common Stock held and 172,500 shares of Common Stock subject to currently exercisable options. See also footnotes 3 and 7 through 13 above.

(15)
In addition to the foregoing: Dr. Rothberg owns 2,400,000 shares of Series A Preferred Stock of 454 Corporation, a majority-owned subsidiary of the Company ("454 Preferred Stock") and has 400,000 shares of 454 Corporation Common Stock ("454 Common Stock") subject to currently exercisable options; Mr. Wurzer has 33,333 shares of 454 Common Stock subject to currently exercisable options; Mr. McLeod owns 200,000 shares of 454 Preferred Stock and has 33,333 shares of 454 Common Stock subject to currently exercisable options; and, Mr. Patricelli owns 80,000 shares of 454 Preferred Stock and has 60,000 shares of 454 Common Stock subject to currently exercisable options. None of the other Directors or executive officers own more than 1% of either the 454 Preferred Stock or 454 Common Stock; all of the Directors and executive officers as a group own 2,680,000 shares of 454 Preferred Stock and have 526,666 shares of 454 Common Stock subject to currently exercisable options.

PROPOSAL ONE — ELECTION OF DIRECTORS

        The Company's By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of Directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of six members, classified into three classes as follows: John H. Forsgren and Robert E. Patricelli serve in a class with a term expiring at the upcoming Meeting (the "Class I Directors"); Ronald M. Cresswell, Ph.D. and Vincent T. DeVita, Jr., M.D. serve in a class with a term which expires in 2003 (the "Class II Directors"); and David R. Ebsworth, Ph.D. and Jonathan M. Rothberg, Ph.D. serve in a class with a term which expires in 2004 (the "Class III Directors"). At each annual meeting of Shareholders, Directors are elected for a term of three years or until their successors are duly elected and qualified to succeed those Directors whose terms are expiring.

        Pursuant to the Company's By-Laws, on January 16, 2002 the Board of Directors voted to set the size of the Board of Directors at six, and to nominate Robert E. Patricelli for election at the Meeting, for a term of three years, to serve until the annual meeting of Shareholders to be held in 2005, or until his successor has been elected and qualified. In addition, on March 27, 2002 the Board of Directors voted to nominate John H. Forsgren for election at the Meeting, for a term of three years, to serve until the annual meeting of Shareholders to be held in 2005, or until his successor has been duly elected and qualified. The Class II Directors (Ronald M. Cresswell, Ph.D. and Vincent T. DeVita, Jr., M.D.) and the Class III Directors (David R. Ebsworth, Ph.D. and Jonathan M. Rothberg, Ph.D.) will serve until the annual meetings of Shareholders to be held in 2003 and 2004, respectively, or until their respective successors have been duly elected and qualified.

        Shares represented by all proxies received by the Board of Directors and not marked as withholding authority to vote for the nominated Class I Director nominees will be voted FOR the election of the Class I Director nominees, unless the nominees are unable or unwilling to serve. The Board of Directors knows of no reason why the nominees would be unable or unwilling to serve as Directors, but if such should be the case, proxies may be voted for the election of some other person as the Board of Directors may recommend in his place, or for fixing the number of Directors at a lesser number. The affirmative vote of a plurality of the shares present, in person or by proxy, and entitled to vote on the election of Directors is required to elect the nominees to the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MESSRS. FORSGREN AND PATRICELLI AS CLASS I DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

MANAGEMENT

Executive Officers and Directors

        The following table sets forth as to the present Directors (including the nominees for election at the Meeting) and each executive officer: (i) name, (ii) age, (iii) present positions with the Company, (iv) the Class of each Director and (v) committee memberships as of March 28, 2002:

Name	Age	Position
Jonathan M. Rothberg, Ph.D. (3)	38	Chief Executive Officer, President and Chairman of the Board
David M. Wurzer	43	Executive Vice-President, Chief Financial Officer and Treasurer
Christopher K. McLeod	46	Executive Vice-President
Thomas F. McCaffery, III	50	Vice-President and General Counsel
Michael P. McKenna, Ph.D.	40	Vice-President, Collaborative Research
John E. Murphy	53	Vice-President and Chief Information Officer
Elizabeth A. Whayland	41	Director of Financial Management and Secretary
Ronald M. Cresswell, Ph.D. (2)(4)	67	Director
Vincent T. DeVita, Jr., M.D. (2)(5)	67	Director
David R. Ebsworth, Ph.D. (3)(4)	47	Director
John H. Forsgren * (1)(5)	55	Director
Robert E. Patricelli * (1)(4)(5)	62	Director
*
Nominee for Director

(1)
Class I Director
(2)
Class II Director
(3)
Class III Director
(4)
Member of the Compensation Committee
(5)
Member of the Audit Committee

        In January 2002, Randy Thurman, who served on the Board of Directors for approximately two years, voluntarily resigned. Additionally, in February 2002, Richard H. Booth, who served on the Board of Directors for approximately four years, voluntarily resigned. David R. Ebsworth, Ph.D. and John H. Forsgren were both elected to the Board of Directors in March 2002.

        Jonathan M. Rothberg, Ph.D. has served as Chief Executive Officer, President and Chairman of the Board of Directors of the Company since its formation in 1991. Dr. Rothberg received his B.S. in Chemical Engineering from Carnegie Mellon University and his M.S., M. Phil. and Ph.D. in Biology from Yale University.

        David M. Wurzer has served as Executive Vice-President, Chief Financial Officer and Treasurer of the Company since September 1997. From January 1991 to September 1997, Mr. Wurzer served as Senior Vice- President and Chief Financial Officer of, and in other senior managerial positions for, Value Health, Inc., a managed health care provider. Mr. Wurzer received his B.B.A. from the University of Notre Dame.

        Christopher K. McLeod has served as Executive Vice-President of the Company since November 1999. From January 1997 to May 1999, he served as Chief Executive Officer of Havas International (formerly Cendant Software). During 1988 to 1996, he served in various management positions and as one of the Directors for Cendant Corporation. Mr. McLeod received his B.S. from Yale University and his M.S. from the Massachusetts Institute of Technology.

        Thomas F. McCaffery, III has served as Vice-President and General Counsel of the Company since October 2001. From 1993 to 2001, Mr. McCaffery served as Senior Counsel for AstraZeneca. From 1985 to 1993, he served as Senior Counsel for SmithKline Beecham. Mr. McCaffery received his B.A. from The Johns Hopkins University and his M.C.E. from the University of Delaware. He received his J.D. from the Rutgers University Law School.

        Michael P. McKenna, Ph.D. has served as Vice-President, Collaborative Research of the Company since January 2001. He served as Vice-President, Operations from August 1998 to December 2000. From 1997 to August 1998, he served as Director, Genomics Facility and since September 1994 served in several scientific and management positions at the Company. He served as Graduate Scholar at the Institute for Molecular Biologicals at Bayer Pharmaceutical Division (previously Miles Pharmaceuticals) from 1992 to 1994. Dr. McKenna received his B.S. in Molecular Biology and German from Carnegie-Mellon University and his Ph.D. in Biology from Yale University.

        John E. Murphy has served as Vice-President and Chief Information Officer of the Company since September 2001. From April 2000 until September 2001, he served as Chief Technology Officer of Predict, Inc. From June 1996 to April 2000, he served as Founder, President and Chief Executive Officer of Just Medicine, Inc. From May 1994 to June 1996 he served as Vice President of Community Health Computing. From 1985 to 1994, he also served as Chief Executive Officer and Chief Information Officer at various academic hospitals. Mr. Murphy received his B.S and M.P.H. from Columbia University.

        Elizabeth A. Whayland has served as Director of Financial Management of the Company since November 1994 and as Secretary of the Company since September 1997. From 1982 to November 1994, Ms. Whayland served as a Senior Manager and in other staff and management positions with Deloitte & Touche. Ms. Whayland received her B.A. from Grove City College and her M.S.T. from the University of Hartford.

        Ronald M. Cresswell, Ph.D. has been a Director of the Company since December 2001. Currently, he serves as a Director for Allergan, Inc., a position he has held since 1998. From 1989 to 1999, he held several senior level management positions with Warner-Lambert, including vice president and chairman of its Parke-Davis Pharmaceutical Research Division. Prior to 1989, Dr. Cresswell held a 25-year career with the Wellcome Foundation, Ltd., serving in a variety of positions, including central coordinator for group research and development, and chairman and CEO of Coopers Animal Health Ltd. Dr. Cresswell earned a B.S. and Ph.D. from the University of Glasgow, and earned an A.M.P. from Harvard University.

        Vincent T. DeVita, Jr., M.D. has been a Director of the Company since September 1995. Currently, he serves as a Director of Imclone Systems, Inc. and is Director of the Yale University Comprehensive Cancer Center, a position he has held since July 1993. From September 1988 to July 1993, Dr. DeVita served as Physician-in-Chief of the Memorial Sloane-Kettering Cancer Center. From July 1980 to August 1988, he served as Director of the National Cancer Institute. Dr. DeVita received his B.S. from the College of William and Mary and his M.D. from the George Washington University School of Medicine.

        David R. Ebsworth, Ph.D. has been a Director of the Company since March 2002. From January 2000 to December 2001, he served as President and General Manager of Bayer AG. From July 1995 to December 1999, he served as President, USA Pharmaceutical Division of Bayer AG and from January 1983 to July 1995 he served in various Senior Management positions at Bayer at several different international locations. From April 1980 to December 1982, he worked at various positions at Pfizer in Germany. Dr. Ebsworth received both his B.S. and his Ph.D. from the University of Surrey and his Doctor of Humane Letters (honorary) from the University of New Haven.

        John H. Forsgren has been a Director of the Company since March 2002. Currently, he is Vice Chairman of the Board, Executive Vice President and Chief Financial Officer of Northeast Utilities System, positions he has held since 1996. From 1995 to 1996 he was Managing Director of Corporate Finance of Chase Manhattan Bank. From 1986 to 1990, Mr. Forsgren served as Vice President—Treasurer of The Walt Disney Company and from 1990 to 1995 he was Senior Vice President and Chief Financial Officer of Euro-Disney. From 1975 until 1986, he held several positions in Corporate Finance at Sperry Corporation. Mr. Forsgren received his B.A. from Georgetown University, his M.B.A. from Columbia University and his M.I.F. from the University of Geneva (Switzerland).

        Robert E. Patricelli has been a Director of the Company since October 1997. Currently, he serves as the Chairman and Chief Executive Officer of Women's Health USA, Inc., a women's health services company, a position he has held since August 1997, and as Chairman and Chief Executive Officer of Evolution Health, a position he has held since 2000. He also currently serves as a Director of Northeast Utilities, Inc., and 454 Corporation, a majority-owned subsidiary of the Company. From May 1987 to August 1997, he served as Chairman, President and Chief Executive Officer of Value Health, Inc. Mr. Patricelli received his B.A. from Wesleyan University and his J.D. from Harvard Law School.

Committees of the Board of Directors

        The Board of Directors established a Compensation Committee and an Audit Committee in October 1997. The Board of Directors has no standing nominating committee.

        The Compensation Committee, of which Drs. Cresswell and Ebsworth and Mr. Patricelli (Chairman) are members, reviews, approves, and makes recommendations to the Board of Directors concerning the Company's compensation policies, practices and procedures for its executive officers. The Compensation Committee also administers the Company's 1997 Employee, Director and Consultant Stock Plan (the "1997 Stock Plan") and the 1993 Stock Option and Incentive Award Plan. Mr. Thurman was a member of the Compensation Committee through January 2002. Mr. Booth was Chairman of the Compensation Committee through February 2002, at which time Mr. Patricelli was appointed Chairman. See the Report of the Compensation Committee set forth elsewhere in this Proxy Statement.

        The Audit Committee, of which Dr. DeVita and Messrs. Forsgren (Chairman) and Patricelli are members, oversees the engagement of the Company's independent auditors, reviews the annual financial statements and the scope of annual audits and considers matters relating to accounting policy and internal controls. Mr. Booth was also a member of the Audit Committee through February 2002. Mr. Patricelli was Chairman of the Audit Committee through March 2002, prior to Mr. Forsgren's appointment as Chairman in March 2002. See the Report of the Audit Committee set forth elsewhere in this Proxy Statement.

        During 2001, the Board of Directors met six times and acted by unanimous written consent once. The Audit Committee held seven meetings and the Compensation Committee held five meetings. All Directors attended at least 75% of the total number of meetings of the Board of Directors and its committees on which they served.

Compensation of Directors

        Non-employee Directors are reimbursed for travel costs and other out-of-pocket expenses incurred in attending each Directors' meeting and committee meeting. Effective March 1, 2002, non-employee Directors receive Directors' fees of $1,500 per meeting and $750 per telephonic meeting. Committee members receive fees of $1,000 per regular Committee meeting and $750 per telephonic Committee meeting. In addition, effective at the 2002 Annual Meeting, non-employee Directors will receive an annual retainer of $12,000 and Committee chairs will receive an annual fee of $5,000, each to be paid quarterly in arrears.

        Under the 1997 Stock Plan, each non-employee Director, upon first being elected or appointed to the Board of Directors, receives an option to purchase 20,000 shares of Common Stock, which will vest one-third immediately and one-third each on the first and second anniversaries of the grant date. The 1997 Stock Plan also currently provides for an annual grant of an immediately exercisable option to purchase 7,500 shares of Common Stock to each continuing non-employee Director following each annual meeting of Shareholders. All option grants to non-employee Directors will have a term of ten years and an exercise price equal to the fair market value of the Common Stock on the date of grant, and will become fully vested upon a 50% or greater change in control of the Company. To date Drs. Cresswell, DeVita and Ebsworth, and Messrs. Forsgren and Patricelli have been granted options to purchase 20,000, 80,000, 20,000, 20,000 and 80,000 shares of Common Stock, respectively.

Compensation Committee Interlocks and Insider Participation

        Drs. Cresswell and Ebsworth and Mr. Patricelli, all non-employee Directors, currently constitute the Company's Compensation Committee. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (together with the Chief Executive Officer, the "named executive officers") based on services rendered to the Company in all capacities during the three fiscal years most recently ended.

							Long-Term Compensation
		Annual Compensation
Name and Principal Position					Securities Underlying Options(#)(1)		All Other Compensation (2)
	Year	Salary		Bonus
Jonathan M. Rothberg, Ph.D.	2001	$334,387		$112,500	100,000(CRGN	)	$10,861
Chief Executive Officer, President					600,000(454)
and Chairman of the Board	2000	$273,079		$150,000	200,000(CRGN	)	$6,256
	1999	$220,673		$100,000	—		$5,046
David M. Wurzer	2001	$235,594		$75,000	50,000(CRGN	)	$10,754
Executive Vice-President, Chief					50,000(454)
Financial Officer and Treasurer	2000	$209,425		$100,000	100,000(CRGN	)	$10,726
	1999	$191,250		$125,000	—		$7,282
Christopher K. McLeod	2001	$235,594		$75,000	50,000(CRGN	)	$8,389
Executive Vice-President					50,000(454)
	2000	$209,617		$100,000	40,000(CRGN	)	$5,476
	1999	$26,923	(3)	$25,000	200,000(CRGN	)	—
Thomas F. McCaffery, III	2001	$42,308	(4)	$65,000	50,000(CRGN	)	$2,127
Vice-President and General Counsel
John E. Murphy	2001	$56,923	(5)	$20,000	40,000(CRGN	)	$687
Vice-President and Chief
Information Officer

(1)
In addition to grants of options to purchase Common Stock of the Company (designated in the tables as "CRGN"), various named executive officers have been granted options to purchase 454 Common Stock (designated in the tables as "454") as compensation for their services either to the Company or its subsidiary.

(2)
The amounts referred to in the table above under "All Other Compensation" consist of 401(k) employer matching contributions and group term life insurance premiums paid on the employees' behalf.

(3)
Mr. McLeod began his employment with the Company on November 1, 1999. His annualized 1999 salary was $200,000.

(4)
Mr. McCaffery began his employment with the Company on October 1, 2001. His annualized 2001 salary was $200,000.

(5)
Mr. Murphy began his employment with the Company on September 4, 2001. His annualized 2001 salary was $200,000.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning stock options granted in 2001 to the named executive officers. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option.

	Individual Grants								Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
		Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in 2001
Name						Exercise Price ($/share)		Expiration Date
									5% ($)	10% ($)
Jonathan M. Rothberg, Ph.D.	CRGN	100,000	(2)	9.32	%(5)	26.5625	(7)	1/12/2011	1,670,501	4,233,378
	454	495,000	(3)	43.95	%(6)	2.50	(8)	3/16/2011	778,257	1,972,256
	454	105,000	(4)	9.32	%(6)	2.75	(9)	3/16/2006	46,274	134,009
David M. Wurzer	CRGN	50,000	(2)	4.66	%(5)	26.5625	(7)	1/12/2011	835,251	2,116,689
	454	50,000	(3)	4.44	%(6)	2.50	(8)	3/16/2011	78,612	199,218
Christopher K. McLeod	CRGN	50,000	(2)	4.66	%(5)	26.5625	(7)	1/12/2011	835,251	2,116,689
	454	40,000	(3)	4.44	%(6)	2.50	(8)	3/16/2011	78,612	199,218
Thomas F. McCaffery, III	CRGN	50,000	(2)	4.66	%(5)	22.50	(7)	11/14/2011	707,506	1,792,960
John E. Murphy	CRGN	40,000	(2)	3.73	%(5)	16.75	(7)	9/19/2011	421,359	1,067,807

(1)
The amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the stock price on the date of grant appreciates at the specified annual rates of appreciation, compounded annually over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock.

(2)
The options vest in equal installments on the first five anniversaries of the date of grant and have a term of ten years. These options were granted under the 1997 Stock Plan.

(3)
The options vest one-third immediately and one-third on each of the two anniversaries of the date of grant and have a term of ten years.

(4)
The options vest one-third immediately and one-third on each of the two anniversaries of the date of grant and have a term of five years.

(5)
The Company granted options to purchase a total of 1,072,500 shares of its Common Stock to its employees in the year ended December 31, 2001.

(6)
454 Corporation granted options to purchase a total of 1,126,250 shares of 454 Common Stock to its employees in the year ended December 31, 2001.

(7)
The exercise price represents the fair market value of the Company's Common Stock on the date of grant, as determined by the closing price on the Nasdaq Stock Market.

(8)
The exercise price represents the estimated fair market value of 454 Common Stock on the date of grant.

(9)
As per the Internal Revenue Code, since Dr. Rothberg owns more than 10% of the 454 Voting Stock, the exercise price represents 110% of the fair market value of the 454 Common Stock on the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table summarizes for the named executive officers, stock option exercises during the last fiscal year and unexercised options held at December 31, 2001. The value of unexercised "in-the-money" options at the fiscal year end is the difference between the exercise price and the fair market value of the underlying stock on December 31, 2001, the last business day of the fiscal year.

				Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (2)(3)
		Shares Acquired on Exercise (#)
Name			Value Realized ($)(1)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Jonathan M. Rothberg, Ph.D.	CRGN	—	—	160,000	340,000	2,103,420	1,402,280
	454	—	—	200,000	400,000	—	—
David M. Wurzer	CRGN	77,336	1,940,007	126,664	186,000	1,993,584	1,025,720
	454	—	—	16,667	33,333	—	—
Christopher K. McLeod	CRGN	—	—	88,000	202,000	1,199,600	1,799,400
	454	—	—	16,667	33,333	—	—
Thomas F. McCaffery, III	CRGN	—	—	—	50,000	—	—
John E. Murphy	CRGN	—	—	—	40,000	—	224,800

(1)
Market value of underlying securities at exercise date, less exercise price.

(2)
These values in the Company's Common Stock have not been and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of sale of any shares acquired upon exercise of the option. The closing price of the Company's Common Stock on the Nasdaq Stock Market on December 31, 2001 was $22.37.

(3)
No public market for the 454 Corporation shares underlying these options existed at December 31, 2001. Accordingly, no value in excess of the exercise price has been attributed to these options.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

        In April 2002, the Company entered into an employment agreement with Dr. Rothberg in which Dr. Rothberg agreed to serve as Chief Executive Officer, President and Chairman of the Board, of the Company. Since his hire in 1991, he has served as Chairman Chief Executive Officer, President and Chairman of the Board. The employment agreement is for an initial term that ends on December 31, 2002 and will be automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. Dr. Rothberg is entitled to an annual base salary, as determined by the Board of Directors ($363,700 as of January 1, 2002) and annual performance-based bonuses on the attainment of certain goals set by the Compensation Committee of the Board of Directors. Upon a change in control of the Company, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Dr. Rothberg shall become fully vested. The Company may terminate the employment agreement without cause, and upon such termination, and subject to certain conditions, Dr. Rothberg will be entitled to receive twelve months' base salary. If the Company terminates Dr. Rothberg within twelve months of a change in control, Dr. Rothberg will be entitled to receive twenty-four months' base salary.

        In April 2002, the Company entered into an employment agreement with Mr. Wurzer in which Mr. Wurzer agreed to serve as Executive Vice-President, Chief Financial Officer and Treasurer of the Company. Since his hire in September 1997, he has served as Executive Vice-President, Chief Financial Officer and Treasurer. The employment agreement is for an initial term that ends on December 31, 2002 and will be automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. Mr. Wurzer is entitled to an annual base salary, as determined by the Board of Directors ($255,500 as of January 1, 2002) and annual performance-based bonuses on the attainment of certain goals set by the CEO. Upon a change in control of the Company, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Mr. Wurzer shall become fully vested. The Company may terminate the employment agreement without cause, and upon such termination, and subject to certain conditions, Mr. Wurzer will be entitled to receive twelve months' base salary. If the Company terminates Mr. Wurzer within twelve months of a change in control, Mr. Wurzer will be entitled to receive twenty-four months' base salary.

        In April 2002, the Company entered into an employment agreement with Mr. McLeod in which Mr. McLeod agreed to serve as Executive Vice-President of the Company. Since his hire in November 2000, he has served as Executive Vice-President. The employment agreement is for an initial term that ends on December 31, 2002 and will be automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. Mr. McLeod is entitled to an annual base salary, as determined by the Board of Directors ($255,500 as of January 1, 2002) and annual performance-based bonuses on the attainment of certain goals set by the CEO. Upon a change in control of the Company, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Mr. McLeod shall become fully vested. The Company may terminate the employment agreement without cause, and upon such termination, and subject to certain conditions, Mr. McLeod will be entitled to receive twelve months' base salary. If the Company terminates Mr. McLeod within twelve months of a change in control, Mr. McLeod will be entitled to receive twenty-four months' base salary.

        In April 2002, the Company entered into an employment agreement with Mr. McCaffery in which Mr. McCaffery agreed to serve as Vice-President and General Counsel of the Company. Since his hire in October 2001, he has served as Vice-President and General Counsel. The employment agreement is for an initial term that ends on December 31, 2002 and will be automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. Mr. McCaffery is entitled to an annual base salary, as determined by the Board of Directors ($200,000 as of January 1, 2002) and annual performance-based bonuses on the attainment of certain goals set by the CEO. Upon a change in control of the Company, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Mr. McCaffery shall become fully vested. The Company may terminate the employment agreement without cause, and upon such termination, and subject to certain conditions, Mr. McCaffery will be entitled to receive twelve months' base salary. If the Company terminates Mr. McCaffery within twelve months of a change in control, Mr. McCaffery will be entitled to receive twenty-four months' base salary.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview

        This report addresses the compensation policies for fiscal year 2001 as they affected Dr. Rothberg, in his capacity as Chief Executive Officer, President and Chairman of the Board, and the other executive officers of the Company.

        During 2001, the Compensation Committee of the Board of Directors was comprised of Messrs. Booth, Patricelli and Thurman. The Compensation Committee reviews, approves and makes recommendations to the Board of Directors concerning the Company's executive compensation policies. In addition, the Committee evaluates the performance of executive management and provides direction for succession planning. The Compensation Committee also administers the Company's 1997 Employee, Director and Consultant Stock Plan and the 1993 Stock Option and Incentive Award Plan. The Committee is composed of Directors who are not current or former employees of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of the Company's Board of Directors or Compensation Committee.

General Compensation Philosophy

        The Company's compensation policy for executive officers is designed to achieve the following objectives:

  •
  Motivate and incentivize executives to achieve Company financial and non-financial performance objectives;
  •
  Attract and retain qualified executives;
  •
  Align the interests of executives with the long-term interests of stockholders through the use of stock option grants; and,
  •
  Preserve the full deductibility of compensation for tax purposes.

Executive Officer Compensation Program

        The Company's executive officer compensation program is comprised of (i) base salary; (ii) discretionary annual incentive cash compensation, based on achievement of predetermined objectives of the Company; and (iii) long-term incentive compensation in the form of periodic stock option grants.

        The Compensation Committee performs annual reviews of executive compensation to evaluate the competitiveness of the elements of compensation, and of the overall value of the compensation package, relative to organizations that compete with the Company for prospective employees.

        In considering compensation for the Company's executives, one of the factors the Compensation Committee takes into account is the anticipated tax treatment to the Company of various components of compensation. The Company does not believe that Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Compensation Committee has considered the requirements of Section 162(m) of the Code and its related regulations.

Base Salary and Benefits

        The Compensation Committee utilized management compensation surveys of other biotechnology, pharmaceutical, and comparable companies to assist in its evaluation and setting of executive compensation. The survey participants were chosen based on the Company's likelihood of competing with those companies and their similarity in size and stage of development. Within this group, the Compensation Committee made comparisons to executives with similar levels of experience who have the necessary qualifications and expected level of contribution to their company's performance. In setting base salaries, the Compensation Committee also took into account the intense level of competition among biotechnology companies to attract talented personnel who have outstanding ability and potential, as well as specific industry experience and an excellent individual performance record.

Discretionary Cash Bonuses

        The Compensation Committee believes that periodic discretionary cash bonuses are necessary to retain and encourage a successful management team. The amount of a discretionary cash bonus is determined by evaluating a number of quantitative and qualitative factors. These factors include the Company's financial performance, the executive's performance compared to individual objectives, level of responsibility, and other contributions made to the Company.

Long-Term Incentive Compensation

        Long-term incentive compensation, in the form of stock option grants, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. Option grants are made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Company believes that option grants: (1) align executive interests with stockholder interests by creating a direct link between compensation and stockholder return; (2) give executives a significant, long-term interest in the Company's success; and, (3) help retain executive talent in an extremely competitive market.

        Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants. The level of stock options granted is based on the Compensation Committee's evaluation of an executive's ability to impact future corporate results and is directly proportional to job responsibility. The Company's determination of whether option grants are appropriate is based upon individual performance measures established for each individual executive. Options are not necessarily granted to each executive during each year. All awards are made at a level calculated to be competitive within the biotechnology industry as well as a broader group of companies of comparable size, maturity, and complexity.

Chief Executive Officer Compensation

        Dr. Rothberg has served as Chief Executive Officer, President and Chairman of the Board since the formation of the Company in 1991. In January 2002, at the recommendation of the Compensation Committee, Dr. Rothberg's base salary was increased from $337,000 to $363,700, and he was awarded a cash bonus of $112,500 and granted 150,000 CuraGen stock options by the Board of Directors. Also, based on his 2001 performance, Dr. Rothberg was granted 400,000 options to purchase stock in CuraGen's majority-owned subsidiary, 454 Corporation. Under Dr. Rothberg's leadership CuraGen made significant scientific progress during 2001, resulting in the development of a pre-clinical pipeline and in plans to file one or more investigational new drug applications in 2002.

        Dr. Rothberg's compensation is considered to be in line with most of his counterparts in comparable companies within the biotechnology industry. Dr. Rothberg is instrumental in managing the Company's near-term growth, and in formulating and implementing the Company's long-term objectives. The Compensation Committee believes Dr. Rothberg has managed the Company favorably in a rapidly changing and competitive business climate, while making significant progress in helping CuraGen become a leading genomics based pharmaceutical development company.

                      THE COMPENSATION COMMITTEE:

                      Richard H. Booth, Chairman
                      Robert E. Patricelli

REPORT OF AUDIT COMMITTEE

        In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors (the "Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. During 2001, the Audit Committee met seven times and discussed the interim financial information contained in each quarterly earnings announcement with the management of the Company and Deloitte & Touche LLP, the Company's independent auditors, prior to public release. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee deemed appropriate.

        The Audit Committee acts pursuant to the Audit Committee Charter. Each member of the Audit Committee qualifies as an independent Director, according to the current listing standards of the Nasdaq Stock Market.

        The Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2001 with management and Deloitte & Touche LLP, the Company's independent auditors. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees", which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has received written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", which relates to the accountant's independence from the Company and its related entities, and has discussed with Deloitte & Touche LLP their independence from the Company.

        Based on the review and discussions referred to herein, the Audit Committee has recommended to the Company's Board of Directors that the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for the calendar year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                      THE AUDIT COMMITTEE:

                      Robert E. Patricelli, Chairman
                      Richard H. Booth
                      Vincent T. DeVita, Jr., M.D.

PERFORMANCE GRAPH

        The following stock price performance graph compares total cumulative stockholder return on the Company's Common Stock during a period commencing on March 18, 1998 (the date the Company's Common Stock first began trading) and ending on December 31, 2001 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the end and the beginning of the measurement period by (ii) the share price at the beginning of the measurement period) to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market, U.S. companies (the "Nasdaq U.S. Index") and the Nasdaq CRSP Total Return Index for Biotechnology Stocks (the "Nasdaq Biotechnology Index"). The Nasdaq U.S. Index tracks the aggregate price performance of all equity securities of U.S. companies traded on the Nasdaq National Market ("Nasdaq") and the Nasdaq SmallCap Market (the "SmallCap Market"). The Nasdaq Biotechnology Index tracks the aggregate price performance of equity securities of biotechnology companies traded on Nasdaq and the SmallCap Market. Although the total return for the Company's stock and for each index assumes the reinvestment of dividends, dividends have never been declared on the Company's Common Stock. The total return for the Company's stock and for each index is based on the returns of the component companies weighted according to their capitalization as of the end of each calendar year. The Company's Common Stock is traded on Nasdaq and is a component of both the Nasdaq U.S. Index and the Nasdaq Biotechnology Index. The stock price performance on the graph below is not necessarily indicative of future price performance. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in such filing. Information used on this graph was obtained from The Nasdaq Stock Market, Inc., a source believed to be reliable, but the Company is not responsible for any errors or omission in such information.

COMPARISON OF 45 MONTH CUMULATIVE RETURN*
AMONG CURAGEN CORPORATION, THE NASDAQ U.S. INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

*Assumes $100 invested on 3/18/98 in stock or index including reinvestment of dividends.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than ten percent of the Company's Common Stock ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such forms received by the Company and on written representations from certain Reporting Persons, during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to its Directors, officers and greater than ten percent beneficial owners were met, except for the late filing of an initial report by Ronald M. Cresswell, Director, covering a grant of 20,000 shares of Common Stock options.

RELATED TRANSACTIONS

        There were no related transactions during 2001 required to be reported pursuant to this item.

AUDITORS

        The Board of Directors has appointed Deloitte & Touche LLP as Auditors for the Company for the year ending December 31, 2002. Deloitte & Touche LLP have been regularly engaged by the Company to audit the Company's annual financial statements and for other purposes. Representatives from Deloitte & Touche LLP are expected to be present at the Meeting, with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from Shareholders.

        During 2001, the Company retained Deloitte & Touche LLP to provide services in the following categories and amounts:

Fees for Audit of the Consolidated Financial Statements of CuraGen Corporation	$86,511
Other Audit Related and Tax Services (1) (2)	180,771

Total	$267,282

(1)
Includes $65,180 of fees related to the preparation and review of the Company's corporate income tax returns.

(2)
The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

SHAREHOLDER PROPOSALS

        Under Rule 14a-8 promulgated under the Exchange Act, Shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of Shareholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement distributed to Shareholders prior to the annual meeting in the year 2003, a Shareholder proposal must be received by the Company no later than December 16, 2002 and must otherwise comply with the requirements of Rule 14a-8. In order to be considered for presentation at the annual meeting of Shareholders in the year 2003, although not included in the proxy statement, a Shareholder proposal must comply with the requirements of the Company's by-laws and be received by the Company no later than March 2, 2003 and no earlier than January 31, 2003. Shareholder proposals should be delivered in writing to Elizabeth A. Whayland, Secretary, CuraGen Corporation, 555 Long

Wharf Drive, 11th Floor, New Haven, Connecticut 06511. A copy of the Company's by-laws may be obtained from the Company upon written request to Ms. Whayland.

OTHER BUSINESS

        The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

ANNUAL REPORT ON FORM 10-K

        The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, is available to beneficial owners of the Common Stock without charge upon written request to the Investor Relations Department, CuraGen Corporation, 555 Long Wharf Drive, 11th Floor, New Haven, Connecticut 06511.

MAP AND DIRECTIONS TO WATER'S EDGE RESORT

From New York:

Take 1-95 North to Connecticut - Exit 65. At exit light, turn right onto Route 153 South for 1/2 mile. At second light, turn left onto Route 1 East. Water's Edge is located 1/2 mile down on the right side of Route 1.

From Boston:

Take 1-95 South to Connecticut - Exit 65. At exit light, turn left onto Route 153 South for 1/2 mile. At third light, turn left onto Route 1 East. Water's Edge is located 1/2 mile down on the right side of Route 1.

From Hartford/Springfield:

Take I-91 South to Route 9 South. On Route 9 South get off at Exit 3. Go through the first stop sign at the end of the exit and proceed to the second stop sign. Turn right onto Route 153. Proceed to the intersection of Route 1. Turn left onto Route 1. Water's Edge is located 1/2 mile down on the right side of Route 1.

1525 Boston Post Road • Westbrook, Connecticut 06498
(860) 399-5901 • (800) 222-5901
www.watersedgeresortandspa.com

CURAGEN CORPORATION

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF
CURAGEN CORPORATION

        The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 15, 2002, in connection with the Annual Meeting to be held at 10:00 a.m. on Wednesday, May 15, 2002 at the Water's Edge Resort, located at 1525 Boston Post Road, Westbrook, Connecticut 06498, and hereby appoints Jonathan M. Rothberg, Ph.D. and David M. Wurzer, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of CuraGen Corporation registered in the name provided herein which the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in the Proxy.

        This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors.

        In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

        Election of Directors (or if the nominees are not available for election, such substitute as the Board of Directors may designate)

Nominees:                John H. Forsgren
Robert E. Patricelli

SEE REVERSE SIDE FOR PROPOSAL. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

(SEE REVERSE SIDE)

☒  Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposal 1.
1. Election of Directors (See reverse). FOR	☐	WITHHELD	☐
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:

  Date

Signature:

  Date

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE — ELECTION OF DIRECTORS
MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF AUDIT COMMITTEE
PERFORMANCE GRAPH
COMPARISON OF 45 MONTH CUMULATIVE RETURN* AMONG CURAGEN CORPORATION, THE NASDAQ U.S. INDEX AND THE NASDAQ BIOTECHNOLOGY INDEX
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED TRANSACTIONS
AUDITORS
SHAREHOLDER PROPOSALS
OTHER BUSINESS
ANNUAL REPORT ON FORM 10-K
MAP AND DIRECTIONS TO WATER'S EDGE RESORT
CURAGEN CORPORATION
THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF CURAGEN CORPORATION